UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 5, 2008

VERIGY LTD.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Agreements with newly appointed Chief Operating Officer

On June 9, 2008, in connection with his appointment as Verigy’s Chief Operating Officer, Jorge Titinger entered into Verigy’s standard form of officer Indemnification Agreement with Verigy Ltd. and its primary US subsidiary, Verigy US, Inc.  The indemnification agreements are in the same form as the existing indemnification agreements that the company has entered into previously with each of its directors and executive officers.  The form of indemnification agreement between Verigy Ltd. and each of its directors and executive officers was filed as Exhibit 10.1 to the company’s registration statement on Form S-1, filed with the Securities and Exchange Commission, or “SEC”, on May 23, 2006, and is incorporated in this Item 1.01 by reference.  The form of indemnification agreement between Verigy US, Inc. and each of Verigy Ltd.’s directors and executive officers was filed as Exhibit 10.11 to Verigy Ltd.’s annual report on Form 10-K, filed with the SEC on December 22, 2006, and is incorporated in this Item 1.01 by reference.

Also in connection with his appointment as Verigy’s Chief Operating Officer, Jorge Titinger entered into Verigy’s standard form of Amended and Restated Severance Agreement for U.S.-Based Officers (the “Severance Agreement”) with Verigy Ltd.  The Severance Agreement is effective as of June 9, 2008, and is in the same form as the existing Severance Agreement that the Company has entered into previously with each of its U.S. based executive officers.  The form of Severance Agreement between Verigy Ltd. and each of its U.S. based executive officers was filed as Exhibit 10.9.1 to the Company’s quarterly report on form 10-Q, filed with the SEC on March 7, 2008, and is incorporated in this Item 1.01 by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2008, Paul Chan resigned from Verigy’s Board of Directors, with the resignation to be effective September 1, 2008.  Mr. Chan is resigning from the Board of Directors for personal reasons.

On June 5, 2008, the Board of Directors appointed Bobby Cheng, to Verigy’s Board, effective September 1, 2008. It has not yet been determined whether Mr. Cheng will serve on any committees of the Board of Directors.

On June 9, 2008, Verigy Ltd. issued a press release announcing changes to its Board of Directors, a copy of which is furnished herewith.

In connection with his service as a director, Mr. Cheng will receive Verigy’s standard non-employee director cash and equity compensation.   Specifically, Mr. Cheng will receive a pro rata portion of the $55,000 annual retainer for his service to April 15, 2009 (the estimated date of the 2009 annual general meeting of shareholders and the point at which fiscal 2009 director compensation will be paid). Pursuant to the Company’s 2006 Equity Incentive Plan, upon joining the Board, Mr. Cheng will automatically receive a one-time grant of a non-statutory stock option to purchase that number of whole ordinary shares with an accounting value of $120,000, and a one-time grant of restricted ordinary share units with an accounting value of $120,000. The initial option award will vest on the first anniversary of grant and will have a term of five years. The restricted share units will vest in full on the first anniversary of the grant date. Settlement of the restricted share units occurs in a lump sum on the third anniversary of the grant date.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press release issued by Verigy Ltd. on June 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

	By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel
Vice President and General Counsel

Date: June 9, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Verigy Ltd. on June 9, 2008.